SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to '240.14a-11(c) or '240.14a-12

                               PACKAGED ICE, INC.
                (Name of Registrant as Specified In Its Charter)

             _______________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)   Title of each class of securities to which transaction applies:

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      2)   Aggregate number of securities to which transaction applies:

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      3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      4)   Proposed maximum aggregate value of transaction:

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      5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:

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      2)   Form, Schedule or Registration Statement No.:

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      3)   Filing Party:

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      4)   Date Filed:

                               [PACKAGED ICE LOGO]

                               PACKAGED ICE, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 25, 2000

TO THE SHAREHOLDERS:

      You are cordially invited to attend the Annual Meeting of Shareholders of Packaged Ice, Inc., to be held in the lobby conference room of our Houston office, 8584 Katy Freeway, Houston, Texas 77024, at 9:30 a.m. Central Daylight Time, on Thursday, May 25, 2000, for the following purposes:

1. to elect six directors of Packaged Ice to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified;

2. to consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as Packaged Ice's independent accountant for the fiscal year ending December 31, 2000;

3. to consider and vote upon a proposal to approve the 2000 Employee Stock Purchase Plan; and

4. to transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

      Holders of record of Packaged Ice's common stock at the close of business on April 14, 2000, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

      Shareholders who do not expect to attend the meeting are requested to sign and return the enclosed proxy, for which a postage-paid, return envelope is enclosed. The proxy must be signed and returned to be counted.



                                          By Order of the Board of Directors,

                                          JAMES F. STUART
                                          CHAIRMAN OF THE BOARD

Houston, Texas
April 14, 2000

                               PACKAGED ICE, INC.
                          8572 KATY FREEWAY, SUITE 101
                              HOUSTON, TEXAS 77024
                                 PROXY STATEMENT

                       2000 ANNUAL MEETING OF SHAREHOLDERS

                           ---------------------------

      The Board of Directors of Packaged Ice, Inc. is soliciting the enclosed proxy to be used at the 2000 Annual Meeting of Shareholders to be held in the lobby conference room of our Houston office, 8584 Katy Freeway, Houston, Texas 77024, at 9:30 a.m. Central Daylight Time, on Thursday, May 25, 2000. This Proxy Statement and the related proxy card are to be sent or given to the shareholders of Packaged Ice on or about April 24, 2000. Any shareholder giving a proxy may revoke it at any time provided written notice of such revocation is received by the Secretary of Packaged Ice before such proxy is voted; otherwise, if received in time, properly completed proxies will be voted at the meeting in accordance with the instructions specified thereon. Shareholders attending the Annual Meeting may revoke their proxies and vote in person.

      Holders of record at the close of business on April 14, 2000, of Packaged Ice's common stock, $.01 par value, will be entitled to notice of and to vote at the Annual Meeting. Each shareholder is entitled to one vote per share on all matters submitted to a vote of the shareholders at the meeting. On March 31, 2000, there were outstanding and entitled to vote 19,308,709 shares of common stock, which is the only class of voting securities.

      Packaged Ice's Annual Report for the fiscal year ended December 31, 1999, including financial statements, is being mailed with this Proxy Statement to all shareholders entitled to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy soliciting material.

                              ELECTION OF DIRECTORS
                                    (ITEM 1)

      At the Annual Meeting, six directors are to be elected to hold office until the next annual meeting of the shareholders and until their respective successors have been elected and qualified. All of the director nominees are currently directors of Packaged Ice. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy. A plurality of the votes cast in person or by proxy by the holders of common stock is required to elect a director. Accordingly, under Texas law and Packaged Ice's Articles of Incorporation and Bylaws, abstentions and "broker non-votes" would not have the same legal effect as a vote against a particular director. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Shareholders may not cumulate their votes in the election of directors. The Board of Directors recommends a vote "FOR" each of the six nominees described below.

      The following information regarding the director nominees of Packaged Ice, their principal occupations, employment history and directorships in certain companies is as reported by the respective individuals.

DIRECTOR NOMINEES

      JAMES F. STUART, age 58, Chairman of the Board of Directors, Chief Executive Officer and a founder of Packaged Ice, served as President of the company from 1990 until January 1997, when he was elected Chairman of the Board of Directors and Chief Executive Officer.

      A.J. LEWIS III, age 44, became President and Secretary of Packaged Ice in January 1997. Mr. Lewis has been a shareholder and director of Packaged Ice since 1991, and was a member of the Audit Committee of the Board of Directors prior to the initial public offering of Packaged Ice's stock earlier this year. Mr. Lewis acquired Mission Party Ice, Inc., in 1988 and was its president and the sole director until Packaged Ice purchased it in April 1997. He

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founded Southwest Texas Packaged Ice, Inc., in 1991 and was its president and a director from inception until its acquisition by Packaged Ice in April 1997. Since 1989, Mr. Lewis has been a director and president of Southwest Texas Equipment Distributors, Inc., which is a distributor of Hoshizaki ice equipment. See "Certain Relationships and Related Transactions."

      STEVEN P. ROSENBERG, age 41, has been a shareholder and director of Packaged Ice since 1991. Since 1997 Mr. Rosenberg has been a private investor through SPR Ventures, and is Chief Executive Officer of Fuel Marketing Solutions, Inc. From 1992 to February 1997, Mr. Rosenberg was President of Arrow Industries, now a wholly owned subsidiary of ConAgra.

      RICHARD A. COONROD, age 69, has been a director since 1995 and is a member of the Compensation and Audit Committees of the Board of Directors. Mr. Coonrod was designated to be elected as a director by The Food Fund Limited Partnership, a Minneapolis-based limited partnership specializing in food-related investments and a shareholder of Packaged Ice. Mr. Coonrod has been a general partner of The Food Fund Limited Partnership since 1989 and has been President of Coonrod Agriproduction Corporation, a food and agribusiness consulting and investment firm, since 1985. Mr. Coonrod has been a director of Michael Foods, Inc., since 1994.

      ROBERT G. MILLER, age 49, has been a director of Packaged Ice since April 1997 and is a member of the Compensation and Audit Committees. Mr. Miller is a private investor and was Chairman of the Board of Directors of Southwestern Ice, Inc., from February 1992 until its acquisition by Packaged Ice. From 1980 to 1992, Mr. Miller was President and Chief Executive Officer of Glacier Water, Inc., a publicly traded water vending company.

      DAVID J. LOSITO, age 42, has been a director of Packaged Ice since June 1999 and is a member of the Compensation and Audit Committees. Mr. Losito is a Managing Director of Ponte Capital LLC, a boutique merchant bank. From January 1999 to August 1999, he was an Executive Vice President of EPS Solutions, a business services firm. Previously, Mr. Losito served from 1992 to 1999 in the Corporate Finance Department of Jefferies & Company, Inc., most recently in the capacity as Managing Director.

BOARD OF DIRECTORS AND COMMITTEES

      The Board of Directors held eleven meetings during the fiscal year ended December 31, 1999. Packaged Ice's directors are elected annually and hold office until the next annual meeting of shareholders or until their successors are elected and qualified. Directors are not compensated for their services as directors. Directors are reimbursed, however, for ordinary and necessary expenses incurred in attending board or committee meetings.

      Packaged Ice has an Audit Committee, a Compensation Committee, a Special Committee and a Corporate Governance and Nominating Committee.

      The Compensation Committee oversees the compensation of Packaged Ice's senior management and grants under Packaged Ice's stock option plans. In addition, the Compensation Committee oversees the 2000 Employee Stock Purchase Plan. During the 1999 fiscal year, the Compensation Committee was comprised of Messrs. Coonrod, Sands, Losito, Miller and Stuart, and held one meeting. Mr. Sands resigned from the Board of Directors and the Compensation Committee in October 1999. Mr. Stuart resigned from the Compensation Committee in January 1999. The membership of the Compensation Committee is restricted to outside directors. Currently the Compensation Committee is comprised of Messrs. Miller, Losito and Coonrod.

      The Audit Committee reviews and reports to the Board of Directors the scope and results of audits by Packaged Ice's outside auditor. The committee also recommends the firm of certified public accountants to serve as Packaged Ice's independent public accountants, subject to nomination by the Board of Directors and approval of the shareholders, authorizes all audit and other professional services rendered by the auditor and periodically reviews the independence of the auditor. The membership of the Audit Committee is now restricted to those directors who are not active or retired officers, or employees of the company. During the 1999 fiscal year, the Audit Committee was comprised of Messrs. Lewis, Biggs and Rosenberg, and held one meeting. Mr. Lewis resigned from the Audit Committee in January 1999. Mr. Rosenberg resigned from the Audit Committee in December 1999. Mr. Biggs resigned from the Board of Directors and the Audit Committee in February 2000. Currently the Audit Committee is comprised of Messrs. Miller, Losito and Coonrod.

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      The Special Committee was established by the Board of Directors on October
29, 1999. The primary responsibility of this committee is to monitor and review any unsolicited inquiries or offers submitted to Packaged Ice which propose transactions resulting in a change in control of Packaged Ice such as

      o a plan and agreement of merger, share exchange or other business combination which would cause of change of control;

      o an agreement to sell all or substantially all of the assets of Packaged Ice; or

      o an agreement to issue additional common or preferred stock which would cause a change of control.

Membership in the Special Committee must consist of at least three members and is open to any of the members of the Board of Directors of Packaged Ice. During the 1999 fiscal year the Special Committee was comprised of Messrs. Rosenberg, Losito and Stuart and held no meetings. Currently the Special Committee is comprised of Messrs. Rosenberg, Losito and Stuart.

      The Corporate Governance and Nominating Committee was established by the Board of Directors on December 13, 1999 and is comprised of Messrs. Stuart, Coonrod and Miller. The primary responsibility of this committee is to review the size, composition and effectiveness of the Board of Directors of Packaged Ice and to consider corporate governance matters and recommend proposals regarding corporate governance. Membership in the Corporate Governance and Nominating Committee will consist of no less than three members, at least two of which will be non-management directors. During 1999 the Corporate Governance and Nominating Committee held no meetings.

                               EXECUTIVE OFFICERS

      The following table sets forth certain information as of April 14, 2000 regarding Packaged Ice's executive officers. Each of these officers has been elected to serve until his successor is duly appointed or elected or until his earlier removal or resignation from office. No arrangement or understanding exists between any of these officers and any other person pursuant to which they were or are to be selected as an officer.

NAME                   AGE  POSITION
----                   ---  --------
James F. Stuart.....   58   Chief Executive Officer
A. J. Lewis III.....   44   President and Secretary
Jimmy C. Weaver.....   46   Executive Vice President and Chief Operating Officer
James C. Hazlewood..   52   Chief Financial Officer (Principal Accounting and
                            Financial Officer)
H. D. Wiginton......   62   Senior Vice President - Marketing
Leonard A. Bedell...   55   Senior Vice President - Central Operations
Graham D. Davis.....   45   Senior Vice President - Western Operations
Neil D. Showalter...   42   Senior Vice President - Mid-Atlantic Operations
Steven J. Janusek...   28   Treasurer

      JAMES F. STUART, Chairman of the Board of Directors, Chief Executive Officer and a founder of Packaged Ice, served as President of the company from 1990 until January 1997, when he was elected Chairman of the Board of Directors and Chief Executive Officer.

      A.J. LEWIS III became President and Secretary of Packaged Ice in January 1997. Mr. Lewis has been a shareholder and director of the company since 1991. Mr. Lewis acquired Mission in 1988 and was its president and the sole director until the company purchased it in April 1997. He founded Southwest Texas Packaged Ice, Inc. in 1991 and was its president and a director from inception until the company purchased it in April 1997. Since 1989, Mr. Lewis has been a director and president of Southwest Texas Equipment Distributors, Inc., which is a distributor of Hoshizaki ice equipment.

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
      JIMMY C. WEAVER became Executive Vice President and Chief Operating Officer of Packaged Ice on April 30, 1998. Mr. Weaver joined Reddy Ice Corporation in September 1996 and was President of Reddy prior to its acquisition. From May 1993 until August 1996, Mr. Weaver was Vice President of Sales and Marketing of Booth/Crystal Tips, a manufacturing division of Scotsman Industries based in Dallas, Texas, that produces and sells ice making equipment.

      JAMES C. HAZLEWOOD is Packaged Ice's Chief Financial Officer. Mr. Hazlewood joined Packaged Ice in October 1997. From September 1996 until October 1997, Mr. Hazlewood was Chief Financial Officer of Harrison Electronics, Inc., a privately owned electronics distribution company based in Stafford, Texas. From September 1994 until September 1996, Mr. Hazlewood was Chief Financial Officer at Intile Designs, Inc., a publicly held, wholesale distributor of floor coverings headquartered in Houston, Texas. From September 1993 to September 1994, Mr. Hazlewood was an independent consultant. Mr. Hazlewood is a CPA who initiated his career with Arthur Andersen LLP.

      H.D. WIGINTON is Packaged Ice's Senior Vice President - Marketing. From September 1991 until he joined Packaged Ice in November 1996, Mr. Wiginton was Executive Vice President of Tower Marketing, a Texas-based, regional food brokerage concern.

      LEONARD A. BEDELL is Packaged Ice's Senior Vice President - Central Operations. Mr. Bedell joined Packaged Ice in January 1998. From March 1995 until December 1997, Mr. Bedell was a management consultant specializing in operations and profitability improvement and merger and acquisition projects for businesses engaged in the distribution, delivery, equipment rental and event production industries. From January 1992 until March 1995, Mr. Bedell was Executive Vice President, Chief Financial Officer and a member of the Board of Directors of Tidel Technologies, Inc. Mr. Bedell is a CPA who initiated his career with Arthur Andersen LLP.

      GRAHAM D. DAVIS became Packaged Ice's Senior Vice President - Western Operations in April 1998. Mr. Davis joined Reddy in 1977 as Controller. For the five years prior to joining Packaged Ice, Mr. Davis was Executive Vice President of Operations of Reddy.

      NEIL D. SHOWALTER became the company's Vice President - Mid-Atlantic Operations in August 1998. Mr. Showalter joined Cassco Ice & Cold Storage, Inc., a division of WLR Foods, Inc., in 1989, and became President of that division in 1996. In November 1997, he was designated the Vice-President of Finance for WLR, and became its Chief Financial Officer in June 1998. Before joining Cassco, Mr. Showalter served as a CPA for McGladrey & Pullen, a public accounting firm, from 1979 to 1989.

      STEVEN J. JANUSEK became Packaged Ice's Treasurer in February 2000. Mr. Janusek joined Southwestern Ice, Inc. in July 1994 and from January 1996 served as the Corporate Controller of Southwestern until its merger with Packaged Ice in April 1997. Mr. Janusek has served as Corporate Controller of Packaged Ice since January 1998.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                                    (ITEM 2)

      Pursuant to the Audit Committee's recommendation, the Board of Directors has appointed Deloitte & Touche LLP, independent accountants, to audit the consolidated financial statements of Packaged Ice for the year ending December 31, 2000. Packaged Ice has been advised that no member of Deloitte & Touche LLP has any direct financial interest or material indirect financial interest in Packaged Ice or any of its subsidiaries or, during the past three years, has had any connection with Packaged Ice or any of its subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee.

      Ratification of this appointment will be effective upon receiving the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Texas law and Packaged Ice's Articles of Incorporation, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. The Board of Directors recommends voting "FOR" ratification of this appointment.

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
      A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

                  APPROVAL OF 2000 EMPLOYEE STOCK PURCHASE PLAN
                                    (ITEM 3)

      On December 13, 1999, the Board of Directors adopted the 2000 Employee Stock Purchase Plan. The plan is conditioned upon the approval of the shareholders, and failure to receive shareholder approval will render the plan and all outstanding options issued thereunder void and of no effect. The Plan must be approved by an affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Texas law and Packaged Ice's Articles of Incorporation, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. The Board of Directors recommends voting "FOR" approval of the plan.

PURPOSE OF THE PLAN

      The purpose of the plan is to provide eligible employees of the company and its designated subsidiaries with the opportunity to acquire an interest in Packaged Ice through the purchase of the company's common stock. The plan is intended to qualify as an "employee stock purchase plan" within the meaning of
Section 423 of the Internal Revenue Code of 1986, as amended.

ADMINISTRATION OF THE PLAN

      The Employee Stock Purchase Plan is administered by a committee of at least three members of the Board of Directors who have been appointed by the board and who are "non-employee directors" within the meaning of Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended. The committee may select an administrator to whom its duties and responsibilities hereunder may be delegated. The Compensation Committee will fulfill this obligation. The committee has full power and authority, subject to the provisions of the plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the plan, to interpret the provisions and supervise the administration of the plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision reduced to writing and signed by a majority of the members of the committee shall be fully effective as if it had been made at a meeting duly held. Packaged Ice will pay all expenses incurred in the administration of the plan. No member of the committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the plan, and all members of the committee shall be fully indemnified by Packaged Ice with respect to any such action, determination or interpretation.

ELIGIBILITY

      Those eligible for participation in the Employee Stock Purchase Plan are persons who, for tax purposes, are employees of Packaged Ice or one of the subsidiaries designated to participate in the plan ("designated subsidiaries"), are customarily scheduled to work more than twenty hours per week, and are customarily employed five months or more in any calendar year.

      Notwithstanding the foregoing, an eligible employee may not be granted an option if, upon such grant, he or she would own and/or hold immediately thereafter, by applying the rules of Section 424(d) of the Code in determining stock ownership shares, outstanding options to purchase shares possessing 5% or more of the total combined voting power or value of all classes of shares of Packaged Ice.

ENROLLMENT IN THE PLAN

      For purposes of the Employee Stock Purchase Plan and subject to the discretion of the committee, the "offering period" will be a period of time commencing on the first business day of each calendar quarter (the "offering date") and ending on the last business day of such quarter. The initial offering period ended on March 31, 2000. The next offering period commenced on April 3, 2000 and a new offering period will commence on each

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offering date thereafter until the Employee Stock Purchase Plan is terminated through the grant of all shares under the plan or the earlier termination by the Board of Directors.

      A person who is eligible to participate in the Employee Stock Purchase Plan will cease to be eligible upon the earliest to occur of

      o     the date he or she is no longer an eligible employee;

      o the first day of the offering period following the date on which he or she ceases to contribute to the Employee Stock Purchase Plan; or

      o the date on which he or she withdraws from the Employee Stock Purchase Plan.

CONTRIBUTIONS TO THE PLAN

      A person who elects to participate in the Employee Stock Purchase Plan must submit a proper authorization form instructing Packaged Ice to deduct from his or her compensation an amount selected by that person, up to any limit imposed by the committee, that will be used to purchase common stock under the Employee Stock Purchase Plan. A participant may increase or decrease such payroll deduction effective as of the beginning of each offering period, provided he or she files such request by the deadline to be announced by Packaged Ice prior to the beginning of the next offering period or it will be effective for the next following offering period. A participant may also make one lump sum payment into his or her account per offering period, if not specifically prohibited by the committee for that offering period, as long as he or she has not had the maximum amount withheld during the offering period if such an amount has been established by the committee.

      Packaged Ice will not make any contributions under the Employee Stock Purchase Plan. All contributions made under the Employee Stock Purchase Plan may be used by Packaged Ice for any corporate purpose and the company will not be obligated to segregate such contributions. No participant will be permitted to purchase more than twenty-five thousand dollars $25,000 worth of shares during any year.

      The committee will maintain an account for each participant in the Employee Stock Purchase Plan and will credit each participant's contributions to his or her account. Amounts held in participant accounts will not earn interest.

SHARES SUBJECT TO THE PLAN

      The aggregate number of shares of common stock which may be acquired upon the exercise of options under the Employee Stock Purchase Plan will not exceed two hundred fifty thousand 250,000, subject to adjustment in certain circumstances. The source of shares subject to options may be treasury, open market purchase, or new issue.

NUMBER OF OPTIONS AND METHOD OF EXERCISE

      On each offering date, Packaged Ice will grant to each participant an option to purchase the maximum number of full shares of common stock equal to the amount such participant has contributed to the Employee Stock Purchase Plan during the offering period (plus any dividends paid on such shares held in such participant's account) divided by 85% of the lower of

      o the fair market value of a share of common stock on the offering date or

      o the fair market value of a share of common stock on the exercise date.

      If the total number of shares which would otherwise be subject to options granted under the Employee Stock Purchase Plan on an offering date exceeds the number of shares available under the Employee Stock Purchase Plan, the committee will make a pro rata allocation of the remaining shares available for grant in as uniform a

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
manner as is practicable and as the committee determines to be equitable. In such event, the committee will provide participants with written notice of such reduction of the number of option shares affected thereby and will reduce the rate of payroll deductions, if necessary.

      For purposes of the Employee Stock Purchase Plan, "fair market value" as of a particular date means (i) the last reported sale price (on that date) of the common stock on the Nasdaq National Market or such other established stock exchange or national market system on which the common stock is listed; or (ii) if the common stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value will be the mean of the closing bid and asked prices for the common stock on the date of such determination, as reported in the Wall Street Journal or such other source as the board deems reliable; or (iii) in the absence of an established market for the common stock, the fair market value thereof will be determined in good faith by the Board.

      For purposes of the Employee Stock Purchase Plan, "exercise date," or the date on which options issued under the Employee Stock Purchase Plan will be exercised, means the last business day prior to the next offering date in which payroll deductions are made under the plan.

SALE OF COMMON STOCK

      All common stock purchased upon exercise of an option will be registered in the participant's name or, at such participant's election, in his or her name and that of another person as joint tenants with rights of survivorship. Shares of common stock received upon a stock dividend or stock-split will be treated as having been purchased on the exercise date of the shares of common stock to which they relate. All such common stock will remain in the participant's account until such time as he or she requests a voluntary withdrawal. As promptly as practicable after receipt by the committee of a written request from a participant for withdrawal of common stock, Packaged Ice will arrange the delivery to the participant of a stock certificate representing the shares of common stock he or she wishes to withdraw. Withdrawals may be made no more frequently than once each plan year unless approved by the committee in its sole discretion. A participant can sell his or her stock at any time; however, the tax consequences will vary depending on when he or she sells his or her stock.

WITHDRAWAL FROM THE PLAN

      A participant may withdraw all, but not less than all, of the payroll deductions, cash dividends and lump-sum payment amounts credited to his or her account (that have not been used to purchase shares of common stock) under the Employee Stock Purchase Plan at any time by giving written notice to Packaged Ice that is received prior to the exercise date. All such amounts credited to a participant's account will be paid to such participant promptly after receipt of his or her notice of withdrawal and such participant's option for the offering period in which the withdrawal occurs will be automatically terminated. No further payroll deductions for the purchase of shares of common stock will be made for the participant during that offering period, any additional cash dividends during that offering period will be distributed to the participant, and no further lump-sum payments for that offering period will be accepted. If a participant withdraws from an offering period, payroll deductions will not resume at the beginning of the next offering period unless the participant delivers to Packaged Ice a new authorization form. A participant's withdrawal from an offering period will not have any effect upon his or her eligibility to participate in a succeeding offering period or in any similar plan which may later be adopted by Packaged Ice.

EFFECT OF TERMINATION OF EMPLOYMENT

      Upon a termination of employment for any reason, all payroll deductions, cash dividends and any lump-sum payment credited to a participant's account that have not been used to purchase shares of common stock will be returned (and any future cash dividends will be distributed) to the participant or, in the case of his or her death, to the person or persons entitled to them pursuant to his or her beneficiary designation, and in the absence of such designation, to the executor or administrator or his or her estate, or if there is no executor or administrator, to his or her spouse or to any one or more of his or her dependents or relatives, and such participant's option will be automatically terminated.

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      A person's status as an employee is not considered terminated in the case of a leave of absence agreed to in writing by Packaged Ice (including, but not limited to, military and sick leave), provided that such leave is for a period of not more than ninety days or re-employment is guaranteed by contract or statute after such period.

NOTICES

      The Administrator will distribute to participants a quarterly statement detailing the number of shares such participant has purchased under the Employee Stock Purchase Plan and the price at which such shares have been purchased.

VOTING OF SHARES

      Common stock held for a participant in an account is voted as such participant directs.

TERMINATION OR AMENDMENT OF THE PLAN

      The Employee Stock Purchase Plan may be terminated or amended at any time by Packaged Ice's board of directors. Except as otherwise described in this section, no such termination can adversely affect options previously granted and no such amendment can make any change to an option granted which adversely affects participants' rights. If stockholder approval is required to comply with any law, regulation or stock exchange rule, no amendment will be effective unless approved by the stockholders of Packaged Ice.

ADJUSTMENT OF AWARDS FOR CERTAIN CORPORATE EVENTS

      In the event of any increase, reduction, change or exchange of shares of common stock for a different number or kind of our shares or other securities by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure, distribution of an extraordinary dividend or otherwise, the committee will conclusively determine the appropriate equitable adjustments, if any, to be made under the Employee Stock Purchase Plan, including without limitation adjustments to the number of shares of common stock which have been authorized for issuance under the Employee Stock Purchase Plan but have not yet been placed under option, as well as the price per share of common stock covered by each option under the Employee Stock Purchase Plan which has not yet been exercised.

TRANSFER AND ASSIGNMENT OF AWARDS

      Neither any payroll deduction credited to a participant's account nor any rights with regard to the exercise of any option or to receive common stock under the Employee Stock Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way except by will or by the laws of descent and distribution. Any such attempt will be without effect, except that the company may treat such act as an election to withdraw from the Employee Stock Purchase Plan.

GOVERNMENTAL REGULATIONS

      The company's obligation to sell or deliver shares of common stock with respect to options granted under the Employee Stock Purchase Plan will be subject to all applicable laws, rules and regulations, including all applicable Federal and state securities laws, and the obtaining of all approvals by governmental agencies as may be deemed necessary or appropriate by the committee.

TAX WITHHOLDING UPON EXERCISE OF OPTIONS

      No federal income tax is due to be withheld or paid upon the exercise of an option under this plan.

TAX CONSEQUENCES

      The Employee Stock Purchase Plan is not qualified under Section 401(a) of the Internal Revenue Code. The options granted under the Employee Stock Purchase Plan are intended to be statutory stock options under Section 423 of the Internal Revenue Code. There will be no tax due on the exercise date upon purchase of shares under the Employee Stock Purchase Plan.

      The tax treatment of the shares a participant purchases under his or her options will depend on how long he or she holds the shares after purchase. If a participant holds stock for more than one year after the exercise date AND for more than two years after the offering date, or if he or she dies while owning the shares, the participant will realize ordinary income on a sale (or a disposition by way of gift or upon death) to the extent of the lesser of: (1) 15% of the fair market value of the stock on the offering date (or the purchase price discount if the purchase price is based solely on the exercise date fair market value); or (2) the actual gain (the amount by which the fair market value of the shares on the date of sale, gift or death, exceeds the purchase price). All additional gain upon the sale of stock is treated as long-term capital gain. If the stock is sold and the sale price is less than the purchase price, there is no ordinary income, and the participant will have a long-term capital loss for the difference between the sale price and the purchase price. Ordinary income recognized by a participant upon a qualifying disposition constitutes taxable compensation. Packaged Ice is not entitled to a tax deduction for the amount of such income.

      If a participant sells the stock or otherwise dispose of it, including by way of gift (but not death, bequest or inheritance), within either the one-year or two-year holding periods discussed above (in either case, a "disqualifying disposition"), the participant will realize ordinary income at the time of sale or other disposition taxable to the extent that the fair market value of the stock on the exercise date was greater than the purchase price. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the fair market value of the stock at the date of purchase is a capital gain or loss (which is long-term if the stock has been held more than one year). Ordinary income recognized by a participant upon a disqualifying disposition constitutes taxable compensation.

      Subject to the limitations of ss.162(m) of the Code, Packaged Ice will receive a deduction for federal income tax purposes to the extent that a participant realizes ordinary income on a disqualifying disposition. Packaged Ice will not receive a deduction if a participant meets the holding period requirements discussed above.

      In general, a participant will recognize ordinary income upon the payment of dividends with respect to shares of common stock issued under this Employee Stock Purchase Plan whether or not such shares are held in his or her account or held by the participant outside the Employee Stock Purchase Plan.

      The federal tax consequences of participating in the Employee Stock Purchase Plan that are described in this section are based on an analysis of the current provisions of the Internal Revenue Code and the regulations promulgated thereunder, all of which are subject to change. The discussion addresses only federal income tax consequences to participants as citizens or residents of the United States for federal income tax purposes. Participants may also be subject to local taxes in the jurisdiction in which they work and/or reside.

REOFFERS AND RESALES

      If a participant is Packaged Ice's "affiliate" as that term is defined under Rule 144 under the Securities Act, any shares of common stock acquired by such participant under the Employee Stock Purchase Plan will be subject to the restrictions on resale set forth in Rule 144 under the Securities Act. The certificate(s) representing such share(s) may bear a legend indicating that the transfer of such shares is restricted. Participants who are affiliates may resell the shares of common stock acquired under the Employee Stock Purchase Plan pursuant to (1) the applicable provisions of Rule 144 (without regard to the applicable holding period requirement), (2) any other applicable exemption from the registration requirements of the Securities Act, or (3) a registration statement with respect to such shares under the Securities Act. Generally, participants who are not our affiliates may freely sell the shares of common stock acquired under the Employee Stock Purchase Plan without regard to the requirements of Rule 144 or the registration requirements of the Securities Act.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth certain compensation information for the company's Chief Executive Officer and four additional highly compensated executive officers (the "Named Executive Officers") for the three years ended December 31, 1999, 1998 and 1997:

                                                                                        LONG TERM COMPENSATION
                                                                                     ----------------------------
                                                                                     SECURITIES
                                                           ANNUAL COMPENSATION       UNDERLYING
                                                          ----------------------      OPTIONS/        ALL OTHER
NAME/PRINCIPAL POSITION                     YEAR          SALARY         BONUS          SARS       COMPENSATION
-----------------------                     ----         --------      ---------    ----------    --------------
James F. Stuart.........................    1999         $225,000      $ 101,250        22,941    $      3,200(1)
   Chairman, Chief Executive Officer        1998          209,269        302,500        60,000           3,200(1)
                                            1997          125,000         50,000        30,000           2,500(1)
A. J. Lewis III, President..............    1999          200,000         90,000        15,294           3,200(1)
                                            1998          192,884        280,000        50,000           3,200(1)
                                            1997(2)        83,173         50,000        25,000           1,663(1)
Jimmy C. Weaver.........................    1999          185,000         72,150        12,235          12,000(6)
   Executive Vice President, Chief          1998(3)       120,961        166,500        56,000           8,000(6)
   Operating Officer
Graham D. Davis.........................    1999          156,000         46,800         7,953          12,000(6)
   Senior Vice President -                  1998(4)       106,605        101,400        30,400           8,000(6)
   Western Operations
Neil D. Showalter.......................    1999          156,000         42,120         7,953           3,200(1)
   Senior Vice President -                  1998(5)        63,000         39,000        10,400             720(1)
   Mid-Atlantic Operations

-----------
(1)   Contributions to Packaged Ice's 401(k) plan made by the company.
(2) Represents partial year compensation of an annual salary of $125,000. No compensation is provided for prior years, as Mr. Lewis's employment commenced April 1997.
(3) Represents partial year compensation at an annual salary of $185,000. No compensation is provided for prior years, as Mr. Weaver's employment commenced April 1998.
(4) Represents partial year compensation at an annual salary of $156,000. No compensation is provided for prior years, as Mr. Davis's employment commenced April 1998.
(5) Represents partial year compensation at an annual salary of $156,000. No compensation is provided for prior years, as Mr. Showalter's employment commenced August 1998.
(6)   Automobile allowance.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

      The following table provides certain information regarding the number of stock options to purchase shares of Packaged Ice's common stock granted to the Named Executive Officers during the year ended December 31, 1999:

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE OF ASSUMED
                           NUMBER OF     PERCENTAGE                                    ANNUAL RATE OF STOCK
                          SECURITIES      OF TOTAL                                      PRICE APPRECIATION
                          UNDERLYING       OPTIONS      PER SHARE                         FOR OPTION TERM
                            OPTIONS      GRANTED IN    EXERCISE OR     EXPIRATION      ---------------------
                            GRANTED      FISCAL 1999    BASE PRICE        DATE           5%           10%
                          ----------     -----------   -----------     ----------       -------      -------
James F. Stuart......        22,941         12.4       $      8.00       3/2/09         115,420      292,496
A. J. Lewis III......        15,294          8.3              8.00       3/2/09          76,947      194,998
Jimmy C. Weaver......        12,235          6.6              8.00       3/2/09          61,556      155,996
Graham D. Davis......         7,953          4.3              8.00       3/2/09          40,013      101,400
Neil D. Showalter....         7,953          4.3              8.00       3/2/09          40,013      101,400

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

      The following table provides certain information regarding the exercise of stock options to purchase shares of the company's common stock during the year ended December 31, 1999, by the Named Executive Officers, and the fiscal year-end value of stock options held by such officers:

                                                     NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED               IN-THE-MONEY
                                    NUMBER OF           OPTIONS/SARS AT                OPTIONS/SARS AT
                                     SHARES             FISCAL YEAR END              FISCAL YEAR END (1)
                                   ACQUIRED ON   -----------------------------   -----------------------------
                                    EXERCISE     EXERCISABLE     UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
                                   -----------   -----------     -------------   -----------     -------------
James F. Stuart................        --          66,000            46,941             --               --
A. J. Lewis III................        --          59,000            31,294             --               --
Jimmy C. Weaver................        --          43,200            25,035             --               --
Graham D. Davis................        --          23,671            14,682             --               --
Neil D. Showalter..............        --           3,671            14,682             --               --

---------------
(1) Based on a price per share of $3.875, the closing sale price of the Packaged Ice's stock on the Nasdaq National Market on April 12, 2000. The value of in-the-money options is calculated as the difference between the fair market value of the common stock underlying the options at fiscal year end and the exercise price of the options. Exercisable options refer to those options that are exercisable as of December 31, 1999, while unexercisable options refer to those options that become exercisable at various times thereafter.

STOCK OPTION PLANS

      1998 STOCK OPTION PLAN. Packaged Ice has adopted the 1998 Stock Option Plan. One million shares of common stock are subject to issuance under the 1998 Option Plan. The 1998 Option Plan provides for the grant of stock options (including incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options), stock appreciation rights ("SARs") and other stock awards (including restricted stock awards and stock bonuses) to any officer, director or employee of the company, its subsidiaries, affiliates or any consultant or advisor engaged by the company who renders bona fide services to the company or the company's subsidiaries or affiliates in connection with their businesses. The Compensation Committee, which is comprised of "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, administers the 1998 Option Plan. Packaged Ice's full Board of Directors must submit any grant of options to a member of the Compensation Committee for approval. Such member of the Compensation Committee will not participate in the vote approving such grant. The Compensation Committee may grant stock options on such terms, including vesting and payment forms, as it deems appropriate in its discretion provided that no option may be exercised later than ten years after its grant, and the purchase price for incentive stock options and non-qualified stock options cannot be less than one hundred percent 100% and eighty-five percent 85% of the fair market value of the common stock at the time of grant, respectively. The Compensation Committee may grant SARs on such terms, including payment forms, as the Compensation Committee deems appropriate, provided that a SAR granted in connection with a stock option becomes exercisable and lapses according to the same vesting schedule and lapse rules established for the stock option (which cannot exceed ten years from the date of grant). A SAR is not exercisable during the first six months of its term and is exercisable subject to any other conditions on exercise imposed by the Compensation Committee. Unless terminated by the Board of Directors, the 1998 Option Plan continues for ten years from the date of adoption. Upon the occurrence of an event constituting a change in control of the company, in the sole discretion of the Compensation Committee, all options, SARs and other awards will become immediately exercisable in full for the remainder of their terms and restrictions on stock granted pursuant to a restricted stock award will lapse.

      At December 31, 1999, the company had outstanding options for 415,289 shares of common stock at a weighted exercise price of $11.94 (of which 49,131 were exercisable) under the 1998 Option Plan. All options granted under the 1998 Option Plan to date have a five-year vesting period. All of the outstanding options were granted at exercise prices determined by the Board of Directors to be equal to the fair market value of the common stock on the date of grant. To date, no options have been exercised under the 1998 Option Plan.

      1994 STOCK OPTION PLAN. Packaged Ice adopted the 1994 Stock Option Plan on July 26, 1994, and amended the plan pursuant to an amendment effective December 1997. Under the 1994 Option Plan, options to purchase up to 400,000 shares of common stock may be granted to employees, outside directors and consultants and advisers to Packaged Ice or any subsidiary. The purposes of the 1994 Option Plan are to further the growth, development and financial success of Packaged Ice by providing additional financial incentives to key personnel and to retain and attract qualified individuals who will contribute to the company's overall success. Shares that by reason of the expiration of an option (other than because of exercise), or which are no longer subject to purchase pursuant to an option granted under the 1994 Option Plan, may be reoptioned thereunder. The 1994 Option Plan is currently administered by the Compensation Committee, which has the authority to set specific terms and conditions of options granted under the 1994 Option Plan. Options granted under the 1994 Option Plan are non-qualified options and are not intended to be "incentive stock options" under
Section 422 of the Internal Revenue Code of 1986, as amended. Stock options granted under the 1994 Option Plan may be granted for a term not to exceed ten years and such options are not transferable other than by will or the laws of descent and distribution. Each option may be exercised within the term of the option pursuant to which it was granted (so long as the optionee, if an employee, continues to be employed by Packaged Ice or its subsidiary). In addition, an option may be exercised as to vested shares within ninety days after the termination of employment of the optionee (except in the case of a termination for cause, in which case the option automatically expires on termination) and upon a termination in case of death, disability or eligible retirement, all options will become exercisable and may be exercised until the earlier of the first anniversary of such event or the stated expiration date.

      The exercise price of all stock options must be at least equal to the fair market value of the common stock on the date of grant. Stock options may be exercised by payment in cash of the exercise price with respect to each share to be purchased, or by a method in which a concurrent sale of the acquired stock is arranged, with the exercise price payable in cash from such sale proceeds.

      At December 31, 1999, the company had outstanding options for 385,700 shares of common stock at a weighted average exercise price of $11.01 (all of which were exercisable) under the 1994 Option Plan. All options granted under the 1994 Option Plan are currently exercisable. All of the outstanding options were granted at exercise prices determined by the Board of Directors to be equal to the fair market value of the common stock on the date of grant. To date, options to purchase 6,300 shares of common stock have been exercised under the 1994 Option Plan.

DIRECTOR COMPENSATION

      Directors of Packaged Ice are elected annually and hold office until the next annual meeting of shareholders or until their successors are elected and qualified. Historically, directors of Packaged Ice have not been compensated for their services as directors. However, the board of directors is considering a non-employee director compensation policy and it is anticipated that the board will adopt a non-employee director compensation policy during 2000. Directors are reimbursed, however, for ordinary and necessary expenses incurred in attending board or committee meetings.

EMPLOYMENT AGREEMENTS

      JAMES F. STUART, Packaged Ice's Chairman of the Board of Directors and Chief Executive Officer, has entered into an employment agreement, effective August 1, 1998, with a term of two years, which establishes a base salary of $225,000 per year and provides for certain cash bonus incentives relating to the company's performance. Mr. Stuart's employment agreement also provides that, in certain circumstances, he will receive severance payments equal to two years of his then current base salary upon termination of his employment by Packaged Ice. Mr. Stuart is subject to a non-competition agreement for three years after voluntary or involuntary termination of his employment.

      A.J. LEWIS III, Packaged Ice's President and Secretary, has entered into an employment agreement, effective August 1, 1999, with a term of one year, which establishes a base salary of $200,000 per year and provides for certain cash bonus incentives relating to Packaged Ice's performance. Mr. Lewis' employment agreement also provides that, in certain circumstances, he will receive severance payments equal to one year of his then current base salary upon termination of his employment by Packaged Ice. Mr. Lewis is subject to a non-competition agreement for three years after voluntary or involuntary termination of his employment.

      JIMMY C. WEAVER, Packaged Ice's Executive Vice President and Chief Operating Officer, has entered into an employment agreement, effective May 1, 1998, with a term of two years, which establishes a base salary of $185,000 per year, provides for certain cash bonus incentives relating to Packaged Ice's performance and grants Mr. Weaver the right to purchase 40,000 shares of Common Stock under the 1994 Option Plan at an exercise price of $14 per share. Mr. Weaver's employment agreement provides that, in certain circumstances, he will receive severance payments equal to six months of his then current base salary upon termination of his employment by Packaged Ice. Mr. Weaver is subject to a non-competition agreement for two years after voluntary or involuntary termination of his employment.

      JAMES C. HAZLEWOOD, Packaged Ice's Chief Financial Officer, entered into an employment agreement effective November 1, 1997, which establishes a base salary of $105,000 per year. In addition, Mr. Hazlewood is eligible for certain cash bonus incentives relating to Packaged Ice's performance. Mr. Hazlewood's employment agreement provides that, in certain circumstances, he will receive severance payments of one year of his then current base salary upon termination of his employment by Packaged Ice. Mr. Hazlewood is subject to a non-competition agreement for two years after voluntary or involuntary termination of his employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      No executive officer or director of Packaged Ice serves as an executive officer, director, or member of a compensation committee of any other entity, for which an executive officer, director, or member of such entity is a member of the Board of Directors or the Compensation Committee of Packaged Ice.

REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors determines the compensation of the executive officers named in the Summary Compensation Table. The Compensation Committee has furnished the following report on executive compensation in connection with the Annual Meeting.

COMPENSATION PHILOSOPHY

      As members of the Compensation Committee, it is our duty to administer the executive compensation program for Packaged Ice. The Compensation Committee is responsible for establishing appropriate compensation goals for the executive officers of Packaged Ice, evaluating the performance of such executive officers in meeting such goals and making recommendations to the Board of Directors with regard to executive compensation. The company's compensation philosophy is to ensure that executive compensation be directly linked to continuous improvements in corporate performance, achievement of specific operations, financial and strategic objectives and increases in shareholder value. The Compensation Committee regularly reviews the compensation packages of Packaged Ice's executive officers, taking into account factors which it considers relevant, such as business conditions within and outside the industry, Packaged Ice's financial performance, the market composition for executives of similar background and experience, and the performance of the executive officer under consideration. The particular elements of Packaged Ice's compensation programs for executive officers are described below.

COMPENSATION STRUCTURE

      The base compensation for the executive officers of Packaged Ice named in the Summary Compensation Table is intended to be competitive with that paid in comparable situated industries, taking into account the scope of responsibilities and internal relationships. The goals of the Compensation Committee in establishing Packaged Ice's executive compensation program are:

(1) To compensate the executive officers of Packaged Ice fairly and its subsidiaries for their contributions to Packaged Ice's short-term and long-term performance. The elements of Packaged Ice's executive compensation program are (a) annual base salaries, (b) annual bonuses and (c) equity incentives.

(2) To allow Packaged Ice to attract, motivate and retain the management personnel necessary to Packaged Ice's success by providing an executive compensation program comparable to that offered by companies with which Packaged Ice competes for management personnel. The Compensation Committee based on the scope of the executive's responsibilities, a subjective evaluation of the executive's performance and the length of time the executive has been in the position.

EXECUTIVE COMPENSATION DEDUCTIBILITY

      The company intends that amounts paid pursuant to Packaged Ice's compensation plans generally will be deductible compensation expenses. The Compensation Committee does not currently anticipate that the amount of compensation paid to executive officers will exceed the amounts specified as deductible pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

                              Compensation Committee
                              of the Board of Directors

                              Richard A. Coonrod
                              Robert G. Miller
                              David J. Losito

PERFORMANCE GRAPH

   The following chart shows a comparison of cumulative total stockholder returns for the Common Stock of Packaged Ice, the Nasdaq U. S. Composite Index and the composite peer group for the year ended December 31, 1999. Since Packaged Ice's stock has been publicly traded only during 1999, the information necessary to present a five-year performance chart is not available.

              COMPARISON OF CUMULATIVE STOCKHOLDER TOTAL RETURN (1)

         AMONG PACKAGED ICE, RUSSELL 2000 INDEX AND COMPOSITE PEER GROUP


                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                                   1/29/99          12/31/99
                                   -------          --------
Packaged Ice, Inc..........         100.0              38.1
Russell 2000 Index.........         100.0             118.2
Peer Group (2).............         100.0              64.5

----------
(1) Total return assumes $100 invested on January 29, 1999 in Common Stock of Packaged Ice, Inc., the Russell 2000 Index and the composite peer group.

(2) Packaged Ice maintains as its peer group the following companies: Aurora Foods, Inc., Interstate Baking Corporation, Fresh Del Monte Produce Inc., The Earthgrains Company, Vlasic Foods International, Inc., Coca-Cola Bottling, and The Boston Beer Group, Inc. This peer group was selected because of common food industry characteristics (particularly as a consolidator), market capitalization and shares outstanding.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of March 31, 2000, the beneficial ownership of the outstanding common stock of Packaged Ice by (a) each person who is known to Packaged Ice to own beneficially more than 5% of the outstanding common stock of the company, (b) each director and director nominee of Packaged Ice, (c) each Named Executive Officer named in the Summary Compensation Table (see "Executive Compensation") and (d) all executive officers, and director nominees of Packaged Ice as a group. Unless otherwise indicated, (i) the persons listed in the table below have sole voting and investment powers with respect to the shares indicated and (ii) each person's address is 8572 Katy Freeway, Suite 101, Houston, Texas 77024, except as indicated otherwise.

                                                              SHARES BENEFICIALLY   PERCENTAGE OF SHARES
                                                                     OWNED           BENEFICIALLY OWNED
                                                              -------------------   --------------------

      James F. Stuart (1)................................            432,288                2.2
      A. J. Lewis III (2)................................            518,002                2.7
      Jimmy C. Weaver (3)................................             49,647                 *
      Graham D. Davis (4)................................             24,671                 *
      Neil D. Showalter (5)..............................              6,171                 *
      Steven P. Rosenberg................................            438,423                2.3
           5323 Spring Valley Road #100
           Dallas, Texas  75240
      Richard A. Coonrod (6).............................             91,161                 *
           5720 Smetana Drive, Suite 300
           Minnetonka, Minnesota  55343
      Robert G. Miller (7)...............................            409,040                2.1
           30518 Via Maria Elena
           Bonsall, California  92003
      David J. Losito (8)................................             21,368                 *
           725 Toyopa Dr.
           Pacific Palisades, California  90272
      T. Rowe Price Associates Inc.......................          1,077,400                5.6
           100 E. Pratt Street
           Baltimore, Maryland  21202
      Wellington Management Company, LLP.................          1,801,000                9.3
           75 State Street
           Boston, Massachusetts 02109
      Banc of America Securities LLC.....................          1,702,136                8.1
           200 N. College Street, re: NC1-004-03-43
           Charlotte, North Carolina  28255
      Ares Leveraged Investment Fund, L.P................          1,183,398                6.1
           1999 Avenue of the Stars, Suite 1900
           Los Angeles, California  90067
      All directors and executive officers...............          2,071,683                9.7
           as a group (13 people)

     * Less than 1%.

(1) Includes options to purchase 70,588 shares of common stock at a weighted average price of $11.57 per share.
(2) Includes (i) options to purchase 62,059 shares of common stock at a weighted average price of $11.67 per share, (ii) 2,000 shares of common stock held by Mr. Lewis, as Trustee, (iii) 25,000 shares owned by Southwest Texas Equipment Distributors, Inc., a corporation owned by Mrs.
      A. J. Lewis III and (iv) 69,350 shares held by Mr. and Mrs. Lewis as tenants in common.

(3) Includes options to purchase 45,647 shares of common stock at a weighted average price of $13.75 per share.
(4) Includes options to purchase 23,671 shares of common stock at a weighted average price of $13.68 per share.
(5) Includes options to purchase 3,671 shares of common stock at a weighted average price of $11.97 per share.
(6) Mr. Coonrod does not own any shares of record. However, as general partner of The Food Fund, Mr. Coonrod may be deemed to be the beneficial owner of the shares held by The Food Fund. Mr. Coonrod disclaims any such beneficial ownership.
(7) Includes options to purchase 22,500 shares of common stock at $10.00 per share.
(8) Includes (i) 10,000 shares of common stock held by Mr. Losito, as Trustee and (ii) 11,368 shares of common stock issuable upon exercise of currently exercisable warrants at an exercise price of $0.01.
(9) Includes 1,702,136 shares of common stock issuable upon exercise of currently exercisable warrants at an exercise price of $13.00.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      AGREEMENTS WITH A.J. LEWIS III. Mrs. A. J. Lewis III owns Southwest Texas Equipment Distributors, Inc., an ice equipment sales and rental company, which has the exclusive right to supply Hoshizaki ice cubers to Packaged Ice under an agreement dated September 9, 1991. Mr. Lewis owns real estate on which Mission's facilities are located. Packaged Ice leases these facilities from Mr. Lewis for $355,200 per year until February 28, 2008. The lease agreement was made in an arms-length negotiation submitted to the disinterested members of Packaged Ice's Board of Directors, who voted in favor of the agreement upon review of the relevant information.

      INDEMNITY AGREEMENTS. Packaged Ice has entered into indemnification agreements with each of its directors and certain of its executive officers. The indemnification agreements provide that Packaged Ice will indemnify these individuals against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened or pending legal action, proceeding or investigation (other than actions brought by or in the right of Packaged Ice) to which any of them is, or is threatened to be, made a party by reason of their status as a director, officer or agent of the company; provided that, with respect to a civil, administrative or investigative (other than criminal) action, such individual acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Packaged Ice, and with respect to any criminal proceedings, he or she had no reasonable cause to believe his or her conduct was unlawful. With respect to any action brought by or in the right of Packaged Ice, such individuals may be indemnified, to the extent not prohibited by applicable laws or as determined by a court of competent jurisdiction, against expenses actually and reasonably incurred by them in connection with such action if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of Packaged Ice. The agreements also require indemnification of such individuals for all reasonable expenses incurred in connection with the successful defense of any action or claim and provide for partial indemnification in the case of any partially successful defense.

      Packaged Ice believes that the transactions referred to above are no less favorable than transactions, which would have been obtained from unrelated third parties. Any future transactions between the company and related parties will be approved by outside directors and will be on terms no less favorable than those that could have been obtained from unrelated third parties.

      COMPENSATION FROM JEFFERIES TO DAVID J. LOSITO. As a result of his role as a Managing Director at Jefferies, since January 1, 1998, Mr. Losito has received, and will receive, compensation in connection with fees and commissions paid to Jefferies by Packaged Ice for investment banking services. As part of a global settlement with Jefferies upon leaving for EPS Solutions in January 1999, Mr. Losito was compensated for his role in Packaged Ice's (i) private offering completed on January 28, 1998, of $145 million of aggregate principal amount of 9 3/4% Senior Notes due 2005, and (ii) subsequent private offering completed on April 30, 1998 of $125 million of aggregate principal amount of 9 3/4% Senior Notes due 2005 and (iii) initial public offering, the total proceeds of which were $91,375,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires Packaged Ice's officers and directors, and persons who beneficially own more than 10% of the company's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the regulations of the Commission require such officers, directors and greater than 10% shareholders to furnish Packaged Ice with copies of all such reports that they file. During the year ended December 31, 1999, Packaged Ice's executive officers, directors and greater than 10% beneficial owners were not subject to Section 16(a) of the Exchange Act. Packaged Ice believes that during the fiscal year ended December 31, 1999, its directors, officers and greater than 10% beneficial owners complied with all applicable filing requirements.

DEADLINE FOR SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

      Shareholder proposals to be presented at the 2001 Annual Meeting must be received by Packaged Ice on or before December 16, 2000, for inclusion in the proxy statement and proxy card relating to the meeting.

                                     GENERAL

      As of the date of this Proxy Statement, Packaged Ice's management does not know of any business to be presented for consideration at the Annual Meeting other than that described above. If any other business should properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons named in such proxies.

      Packaged Ice will bear the cost of any solicitation of proxies by mail. Arrangements may be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to and solicitation of proxies from the beneficial owners of common stock held of record by such persons, and Packaged Ice will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out of pocket expenses incurred by them in connection therewith. In addition, Packaged Ice has retained American Stock Transfer and Trust Company to perform a proxy search to determine the beneficial owners of the common stock as of the record date and will reimburse such firm for its expenses.

      The accompanying form of proxy has been prepared at the direction of the Packaged Ice Board of Directors and is sent to you at the request of the Board of Directors. The proxies named therein have been designated by the Board of Directors.

                                    By Order of the Board of Directors,

                                          JAMES F. STUART
                                          CHAIRMAN OF THE BOARD

Houston, Texas
April 14, 2000

                               COMMON STOCK PROXY
                               PACKAGED ICE, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of stockholders of Packaged Ice, Inc. to be held in the lobby conference room of Packaged Ice's Houston office, 8584 Katy Freeway, Houston, Texas 77024, at 9:30 a.m., Central Daylight Time, on Thursday, May 25, 2000, and the Proxy Statement in connection therewith and (2) appoints James F. Stuart and A. J. Lewis III, and each of them, the undersigned's proxies with the full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of common stock of Packaged Ice standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof.

           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                               PACKAGED ICE, INC.

                                  MAY 25, 2000


                 Please Detach and Mail in the Envelope Provided

      Please mark your
A [X] votes as in this
      example

                       FOR ALL nominees
                        named at right
                      EXCEPT as marked
                     to the contrary below     WITHHELD
1. Election of                                           Nominees: James F. Stuart
   Directors of            [  ]                 [  ]               A. J. Lewis III
   Packaged Ice                                                    Steven P. Rosenberg
                                                                   Richard A. Coonrod
INSTRUCTION: To withhold authority to vote for                     Robert G. Miller
any individual nominee, print that nominee's                       David J. Losito
name on the line below

______________________________________________


                                                      FOR       AGAINST    ABSTAIN
2. Ratification of the appointment of Deloitte &
   Touche LLP as Packaged Ice's independent           [ ]         [ ]        [ ]
   accountants for the fiscal year ending
   December 31, 2000.

3. Approval of the 2000 Employee Stock Purchase
   Plan                                               [ ]         [ ]        [ ]

4. In the discretion of the proxies, on any other matter which may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE
UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR
THE PROPOSALS.  AS TO ANY OTHER MATTER, SAID PROXIES SHALL VOTE IN ACCORDANCE
WITH THEIR BEST JUDGMENT.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.

Signature:__________________ Signature if held jointly:______________________ Dated ___________, 2000

NOTE: Please sign exactly as name appears on your stock certificate.  When shares are held by joint tenants, both should sign.  If acting as attorney, executor, trustee, or in any other representative capacity, sign name and title.